Exhibit 99.2
Clinical Data Acquires Adenosine Therapeutics
•	Expands therapeutics pipeline with compounds in cardiology, diabetes, inflammatory diseases, and sickle cell anemia

•	Biomarker strategies planned for development of acquired drug candidates

•	Licensing options with leading companies in place for two compounds
Newton, MA — August 5, 2008 — Clinical Data, Inc. (NASDAQ: CLDA) today announced the acquisition of Adenosine Therapeutics, L.L.C., a developer of drug products based on its extensive portfolio of composition of matter and method of use patents relating to selective adenosine receptor modulators. In exchange for all of the company’s operating assets, Clinical Data paid $11 million in cash, and entered into a $22 million, five-year promissory note and a separate $3.2 million, 32-month promissory note. Contingent consideration of up to $30 million in cash may be paid on achievement of certain regulatory and commercial milestones.
The acquisition of Adenosine Therapeutics significantly expands Clinical Data’s PGxHealth Division’s pipeline of therapeutics, adding drug candidates in cardiology, diabetes, inflammatory diseases, and sickle cell anemia. The acquisition further enhances PGxHealth’s pipeline with Stedivaze™ (apadenoson), which is expected to enter Phase 3 testing in 2009 as a pharmacologic stress agent for myocardial perfusion imaging. Sales of the leading adenosine product used as a pharmacologic stress agent totaled approximately $330 million in 2007.1 In research to date, Stedivaze has exhibited potential best-in-class attributes.
“This transaction broadens our portfolio of drug candidates in selected specialty markets,” said Drew Fromkin, President and Chief Executive Officer of Clinical Data. “We believe that combining our pharmacogenomic expertise with Adenosine Therapeutics’ broad estate of highly selective adenosine receptor agonists and antagonists could produce targeted therapeutics and companion biomarker tests across a number of therapeutic areas, with a development path made more efficient with the incorporation of biomarkers.”
Two compounds in the Adenosine Therapeutics pipeline are the subject of licensing option agreements. Novartis holds an option to partner on the development of ATL844, in preclinical study for the treatment of diabetes and asthma, and a confidential partner holds an option on another compound in preclinical development for an ophthalmic indication.
One of the building blocks of DNA and RNA, adenosine is a naturally occurring molecule produced in many organs and tissues. Cellular responses to adenosine affect many physiologic

[1]	Astellas Pharma Inc. Fiscal Year 2007 results

processes, among them vasodilation, heart rhythm, and glucose control. Adenosine Therapeutics’ molecular library consists of small molecules that act as selective agonists or antagonists at one of four adenosine receptor subtypes: A1, A2A, A2B, and A3.
“We are particularly excited about the chance to apply our biomarker expertise to these compounds at the clinical development and pre-clinical development stage,” noted Carol Reed, M.D., Chief Medical Officer for Clinical Data. “Adenosine’s scientific team has made promising discoveries relating to genetic variants in adenosine receptors and disease states such as diabetes. We believe that pursuing biomarker strategies from the early stages of clinical trials will enable us to realize a more efficient development pathway resulting in drugs targeted to the segment of the patient population most likely to respond.”
“This deal was made on very favorable terms, and is precisely the sort of opportunity we have been seeking to leverage our pharmacogenomic expertise against a promising set of clinical and preclinical drug candidates. In addition, our cardiology sales force may be expanded to handle the launch of Stedivaze, once marketing approval of that drug is obtained,” Mr. Fromkin concluded.
Adenosine Therapeutics was co-founded in 1999 by University of Virginia Professor and Vice Chair for Research of Medicine Joel Linden, PhD, and entrepreneur Robert Capon. Its scientists are among the world’s authorities on the pharmacologic and physiologic roles of adenosine and its receptor subtypes. Dr. Linden’s research has resulted in the publication of more than 200 scientific papers and the development of more than 30 patented and patent-pending technologies since the company was founded.
Drew Fromkin, Clinical Data’s President and Chief Executive Officer, will present at the 2008 BMO Capital Markets Focus on Healthcare Conference at the Millennium Broadway Hotel today, August 5th, at 8:30 a.m. Eastern Time. Interested parties can access a live audio web cast of the presentation at www.clda.com. A replay of the presentation will be available at the same location.
About Clinical Data, Inc.
Clinical Data is a global biotechnology company unlocking the potential of molecular discovery, From Targeted Science to Better Healthcare™. Its PGxHealth® division focuses on proprietary biomarker and pharmacogenetic test development as well as targeted therapeutics to help predict drug safety and efficacy, thereby reducing health care costs and improving clinical outcomes. Its Cogenics® division provides genomics services to both research and regulated environments. Through these divisions, Clinical Data is leveraging advances in molecular discovery to provide tangible benefits for patients, doctors, scientists and health plans worldwide. Visit the company’s website at www.clda.com for more information.
CONTACT INFORMATION:
EVC Group
Investors:

Dahlia Bailey
650-305-1773
Doug Sherk
415-896-6820
Media:
Steve DiMattia
646-201-5445
Chris Gale
646-831-2093
General Business Inquiries
617-527-9933 x 3388
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our ability to successfully integrate the operations, business, technology and intellectual property obtained in our acquisition of Adenosine Therapeutics; our ability to obtain regulatory approval for, and successfully introduce our combined products; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether any of our therapeutic products will advance further in the clinical trials process and whether and when, if at all, any of our therapeutic products will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether our therapeutic products will be successfully marketed if approved; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; our ability to achieve the expected synergies and operating efficiencies from our acquisition of Adenosine Therapeutics; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; whether Clinical Data will be able to develop or acquire additional products and attract new business and strategic partners; changes in government regulations, and changing relationships with customers, payers, suppliers and strategic partners; and those risks identified and discussed by Clinical Data in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2008, and Current Reports on Form 8-K filed from time to time by the Company.
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